    As Filed With the Securities and Exchange Commission on November 7, 2001
                                                    Registration No. 333-63212

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                   POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8
                      TO REGISTRATION STATEMENT ON FORM S-4
                        Under The Securities Act of 1933

                             ----------------------

                             ALLEGIANT BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                 MISSOURI                             43-1262037
      (State or other jurisdiction          (I.R.S. Employer Identification
    of incorporation or organization)                   Number)

            2122 KRATKY ROAD                            63114
          ST. LOUIS, MISSOURI                         (Zip Code)
(Address of principal executive offices)

                             ----------------------

     ALLEGIANT BANCORP, INC. 401(k)            SOUTHSIDE BANCSHARES CORP.
   PROFIT SHARING PLAN AND TRUST PLAN     1993 NON-QUALIFIED STOCK OPTION PLAN
                             EQUALITY BANCORP, INC.
                      1993 STOCK OPTION AND INCENTIVE PLAN
                      1997 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the plans)

                             ----------------------

                                 SHAUN R. HAYES
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             ALLEGIANT BANCORP, INC.
                                2122 KRATKY ROAD
                            ST. LOUIS, MISSOURI 63114
                     (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (314) 530-8000

                             ----------------------

                                    Copy to:

                              THOMAS A. LITZ, ESQ.
                             THOMAS E. PROOST, ESQ.
                               Thompson Coburn LLP
                                One Firstar Plaza
                            St. Louis, Missouri 63101
                                 (314) 552-6000

==========================================================================================================================
Title of Securities to be   Amount to be   Proposed Maximum Offering   Proposed Maximum Aggregate   Amount of Registration
       Registered            Registered         Price Per Share              Offering Price                  Fee
--------------------------------------------------------------------------------------------------------------------------
   COMMON STOCK, $0.01      1,798,585 (1)             N/A                         N/A                        (2)
        PAR VALUE
==========================================================================================================================

(1) This Post-Effective Amendment No. 1 on Form S-8 to Form S-4 covers 1,798,585 shares of the Registrant's common stock, $0.01 par value ("Common Stock"), originally registered on the Form S-4 to which this Amendment relates issuable pursuant to stock options that were granted to certain officers and employees of Southside Bancshares Corp. and Allegiant Bancorp, Inc. pursuant to the Registrant's employee benefit plans described herein.
(2) The Registrant, formerly known as Southside Bancshares Corp., previously filed a Registration Statement on Form S-4 on June 18, 2001 (Registration No. 333-63212), as amended (the "Form S-4") which was declared effective on August 3, 2001, that covered 12,554,073 shares of the Registrant's Common Stock. In conjunction with such Registration Statement, the Registrant paid a filing fee of $40,176. Of the 12,554,073 shares registered, approximately 1,798,585 of the shares ("Unissued Shares") will not be issued pursuant to the Form S-4, but rather, may be issued pursuant to a Registrant employee benefit plan. Pursuant to Rule 429(b), the Unissued Shares are being carried forward from such earlier Registration Statement, and, accordingly, the Registrant has offset the registration fee to be paid herewith by a portion of the fee that the Registrant paid on June 18, 2001.

This amendment shall become effective in accordance with Rule 464 promulgated under the Securities Act of 1933.

         On September 28, 2001, Allegiant Bancorp, Inc., a Missouri corporation ("Allegiant"), acquired Southside Bancshares Corp., a Missouri corporation ("Southside"). Under the Agreement and Plan of Merger by and between Allegiant and Southside dated as of April 30, 2001 (the "Merger Agreement"), the form of the transaction required Allegiant to merge with and into Southside. However, immediately after the merger, Southside changed its name to "Allegiant Bancorp, Inc." and is the registrant hereunder (the "Registrant").

         As part of the consummation of the transactions contemplated by the Merger Agreement, the Registrant is assuming Southside's and Allegiant's obligations under the benefit plans listed below. Thus, the Registrant may issue its common stock, $0.01 par value ("Common Stock"), to certain officers and employees of the Registrant who exercise their option to receive stock under the employee benefit plans described below.

         The Registrant hereby files this Post-Effective Amendment No. 1 to Form S-4 on Form S-8 (this "Registration Statement") to register the following shares of the Registrant's common stock, $0.01 par value ("Common Stock"), which are issuable under the following Registrant employee benefit plans: (a) 182,520 shares issuable under the Southside Banshares Corp. 1993 Non-Qualified Stock Option Plan; (b) 1,532,934 shares issuable under the Allegiant Bancorp, Inc. 401(k) Profit Sharing Plan and Trust Plan; and (c) 83,131 shares issuable under the Equality Bancorp, Inc. 1993 Stock Option and Incentive Plan and 1997 Stock Option and Incentive Plan (collectively, the shares and the benefit plans are herein referred to the "Shares" and the "Registrant Benefit Plans," respectively). The Shares were previously registered on Southside's joint proxy statement/prospectus Form S-4 (Registration No. 333-63212) for issuance pursuant to options granted to certain officers and employees of the Registrant under the Registrant Benefit Plans.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The Annual Report of the Registrant on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Commission on March 30, 2001, pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Annual Report of Allegiant Bancorp, Inc. 401(k) Profit Sharing Plan on Form 11-K for the fiscal year ended December 31, 2000, pursuant to Section 15(d) of the Exchange Act;

         (c) The Annual Report of the Southside Bancshares Corp. Employee Stock Ownership Plan with 401(k) Provisions on Form 11-K for the fiscal year ended December 31, 2000, pursuant to Section 15(d) of the Exchange Act;

         (d) The Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended March 31, 2001, as filed with the Commission on May 15, 2001, pursuant to Section 13(a) or 15(d) of the Exchange Act;

         (e) The Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended June 30, 2001, as filed with the Commission on August 14, 2001, pursuant to Section 13(a) or 15(d) of the Exchange Act;

         (f) The Registrant's final joint proxy statement/prospectus filed with the Commission on August 7, 2001; and

         (g) The description of the Registrant's common stock contained in its Registration Statement on Form S-1 under the Securities Act of 1933, as amended, Registration No. 33-22739, effective June 27, 1988, and including any amendment of report filed for purposes of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Any statements contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Where any document or part thereof is incorporated by reference in this Registration Statement, the Company will provide without charge to each person to whom a Prospectus with respect to the Plan is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in this Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters in connection with the shares of common stock to be issued through the plans have been passed upon for the Registrant by Thompson Coburn LLP, St. Louis, Missouri.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 351.355(1) and Section 351.355(2) of The General and Business Corporation Law of Missouri ("MGBCL") provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines, and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355(3) of the MGBCL, provides that, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred in connection with such action, suit or proceeding.
Section 351.355(7) of the MGBCL, provides that a Missouri corporation may provide additional indemnification to any person indemnifiable under Section 351.355(1) or Section 351.355(2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

         Article XI of the Registrant's Restated Articles of Incorporation provides that the Registrant shall indemnify each of its directors and officers to the full extent provided by Section 351.355 of the MGBCL, and that it may extend to employees and agents such indemnification and additional indemnification and fund such indemnification by insurance as the Registrant may deem appropriate. Article VII of the Registrant's Restated Bylaws makes similar provisions with respect to indemnification of the Registrant, directors, officers, employees and agents.

         Pursuant to a policy of directors' and officers' liability insurance, the Registrant's officers and directors are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers of the Registrant in the discharge of their duties solely in their capacity as directors or officers of the Registrant, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index located at page 8 hereof.

         Undertaking in lieu of IRS Determination Letter and Opinion of
         --------------------------------------------------------------
Counsel.
-------

         (a) With respect to the Allegiant Bancorp, Inc. 401(k) Profit Sharing Plan and Trust, the Registrant hereby undertakes that: (i) it has submitted or that it will submit the Plan, and any amendments thereto, to the Internal Revenue Service ("IRS") in a timely manner; and (ii) it has made or will make all changes required by the IRS in order to qualify the Plan.

         (b) With respect to each of the Southside Bancshares Corp. 1993 Non-qualified Stock Option Plan, the Equality Bancorp, Inc. 1993 Stock Option and Incentive Plan and the Equality Bancorp, Inc. 1997 Stock Option and Incentive Plan (collectively, the "Non-qualified Plans"), these Non-qualified Plans are not considered "qualified" benefit plans under section 401(a) of the Internal Revenue Code of 1986, as amended (the "IRC"), and are not subject to the Employee Retirement Income Security Act of 1974. Therefore, the Registrant does not intend to submit the Non-qualified Plans to the IRS and the IRS will not issue a determination letter with respect to these plans.

ITEM 9.  UNDERTAKINGS.

         (a)  The Registrant hereby undertakes:

              (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  *   *   *

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on November 7, 2001.

                                       ALLEGIANT BANCORP, INC.


                                       By:/s/ Shaun R. Hayes
                                          -----------------------------------
                                       Shaun R. Hayes
                                       President and Chief Executive Officer




                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Shaun R. Hayes and Thomas A. Daiber, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 with respect to the Registrant Benefit Plans, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                                 Title                                             Date
----                                 -----                                             ----


/s/ Shaun R. Hayes                   President, Chief Executive Officer, and           November 7, 2001
----------------------------         Director (principal executive officer)
Shaun R. Hayes


/s/ Thomas A. Daiber                 Senior Vice President and Chief Financial         November 7, 2001
----------------------------         Officer (principal financial and
Thomas A. Daiber                     accounting officer)


/s/ Kevin R. Farrell                 Director                                          November 7, 2001
----------------------------
Kevin R. Farrell


/s/ Richard C. Fellhauer             Director                                          November 7, 2001
----------------------------
Richard C. Fellhauer


/s/ Robert E. Wallace, Jr.           Director                                          November 7, 2001
----------------------------
Robert E. Wallace, Jr.


                                       6


Name                                 Title                                             Date
----                                 -----                                             ----


/s/ Lee S. Wielansky                 Director                                          November 7, 2001
----------------------------
Lee S. Wielansky


/s/ Robert L. Chambers               Director                                          November 7, 2001
----------------------------
Robert L. Chambers


/s/ Leland B. Curtis                 Director                                          November 7, 2001
----------------------------
Leland B. Curtis


/s/ John L. Weiss                    Director                                          November 7, 2001
----------------------------
John L. Weiss


/s/ Leon A. Felman                   Director                                          November 7, 2001
----------------------------
Leon A. Felman


/s/ Michael R. Hogan                 Director                                          November 7, 2001
----------------------------
Michael R. Hogan


/s/ C. Virginia Kirkpatrick          Director                                          November 7, 2001
----------------------------
C. Virginia Kirkpatrick


/s/ Marvin S. Wool                   Director                                          November 7, 2001
----------------------------
Marvin S. Wool


/s/ Thomas M. Teschner               Director                                          November 7, 2001
----------------------------
Thomas M. Teschner


/s/ Douglas P. Helein                Director                                          November 7, 2001
----------------------------
Douglas P. Helein


                                  EXHIBIT INDEX
                                  -------------


Reg. S-K
Item 601
Exhibit No.                                Exhibit
------------------------------------------------------------------------------
   3.1          Restated Articles of Incorporation of Allegiant Bancorp,
                Inc., filed as Exhibit 3.1 to Southside Bancshares Corp.'s Registration Statement on Form S-4 (Reg. No. 333-63212), incorporated herein by reference.

   3.2 Amended and Restated Bylaws of Allegiant Bancorp, Inc., filed as Exhibit 3.2 to Southside Bancshares Corp.'s Registration Statement on Form S-4 (Reg. No. 333-63212), incorporated herein by reference.

   4.1 Form of Junior Subordinated Indenture filed as Exhibit 4.4 to Allegiant Bancorp, Inc.'s Registration Statement on Form S-3 (Reg. No. 333-62684) filed on June 8, 2001, as amended by Amendment No. 1 to the Registration Statement on Form S-3/A filed on September 10, 2001, is hereby incorporated by reference.

   4.2 Junior Subordinated Indenture, dated as of August 2, 1999, by and between Allegiant Bancorp, Inc. and Bankers Trust Company, as Trustee, filed as Exhibit 4.1 to Allegiant Bancorp, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, is incorporated herein by reference.

   5 Opinion of Thompson Coburn LLP regarding the legality of the shares being registered, filed as Exhibit 5.1 to Southside Bancshares Corp.'s Registration Statement on Form S-4 (Reg. No. 333-63212), incorporated herein by reference.

   23.1 Consent of Thompson Coburn LLP, filed as Exhibit 5.1 to Southside Bancshares Corp.'s Registration Statement on Form S-4 (Reg. No. 333-63212), incorporated herein by reference.

   23.2         Consent of KPMG LLP filed herewith.

   23.3         Consent of Ernst & Young LLP filed herewith.

   23.4         Consent of Cummings, Oberkfell & Ristau, P.C. filed herewith.

   23.5         Consent of Hopkins & Howard, P.C. filed herewith.

   24           Power of Attorney (set forth on the signature page hereto).



                                       8